Exhibit 14.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form N-14 of Federated Stock Trust of our report dated December 17, 1999 into the Prospectus/Proxy Statement which constitutes part of this Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
February 17, 2000